SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2004

                               YDI WIRELESS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                 000-29053                04-2751645
(State or other jurisdiction of  (Commission file   (IRS employer identification
         incorporation)               number)                    no.)

   8000 Lee Highway, Falls Church, VA                           22042
(Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code: (703) 205-0600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

      Effective June 25, 2004, YDI Wireless, Inc. ("YDI") purchased all of the outstanding stock of Ricochet Networks, Inc. ("Ricochet") from Ricochet Investments, LLC (the "Stockholder") pursuant to a Stock Purchase Agreement, dated as of June 25, 2004, by and between YDI and the Stockholder. The terms of the stock purchase agreement were established through arms'-length negotiation between YDI and the Stockholder. Due to the stock purchase, Ricochet is now a wholly owned subsidiary of YDI.

      The purchase price for the Ricochet stock consisted of $3 million in cash, 42,105 shares of common stock of YDI, and an unsecured promissory note for $300,000 payable over three years. The cash came from YDI's working capital. The shares were issued to the Stockholder in a private placement.

      The stock purchase agreement contained representations and warranties about Ricochet and its business and provides YDI with specified recourse if those representations and warranties are breached or inaccurate.

      In connection with the stock purchase, Victor Mitchell, the manager of the Stockholder, entered into a two-year non-competition agreement with YDI and Ricochet, guaranteed certain obligations of the Stockholder under the stock purchase agreement, and agreed to provide consulting services for a transition period.

      The foregoing description of the stock purchase agreement, the promissory note, the non-competition agreement, and the guarantee does not purport to be complete and is qualified in its entirety by the terms and conditions of the stock purchase agreement, the promissory note, the non-competition agreement, and the guarantee, copies of which are filed as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, and each of which is incorporated by reference. A copy of the press release issued by YDI on June 30, 2004 announcing completion of the stock purchase is filed as Exhibit 99.5 and is incorporated by reference.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits

      See Exhibit Index.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        YDI WIRELESS, INC.


Dated: July 8, 2004                     By: /s/ David L. Renauld
                                            ---------------------------------
                                            David L. Renauld
                                            Vice President

                                  EXHIBIT INDEX

Number                                Description
------                                -----------

 99.1 Stock Purchase Agreement, dated as of June 25, 2004, by and between YDI Wireless, Inc. and Ricochet Investments, LLC.

 99.2 Promissory Note, dated June 25, 2004, in the amount of $300,000 from YDI Wireless, Inc. and its subsidiaries in favor of Ricochet Investments, LLC.

 99.3 Non-Competition and Confidentiality Agreement, dated as of June 25, 2004, by and among Victor Mitchell, Ricochet Networks, Inc., and YDI Wireless, Inc.

 99.4 Guarantee, dated as of June 25, 2004, from Victor Mitchell in favor of YDI Wireless, Inc.

 99.5       Press release dated June 30, 2004.


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